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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

              Dated:  February 14, 2003


                           WAM Acquisition GP, Inc.
                               for itself and as general partner of
                               LIBERTY WANGER ASSET MANAGEMENT, L.P.



                           By:  /s/ Bruce H. Lauer
                                ------------------------------------------------
                                Bruce H. Lauer
                                Senior Vice President and Secretary

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